EXHIBIT 99.1

Contact: (Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Roger Pondel PondelWilkinson Inc. 310/279-5980 e-mail: rpondel@pondel.com	(Media)	Howard Bender Vice President, Communications SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com	SCPIE Holding Inc. 1888 Century Park East Suite 800 Los Angeles, California 90067-1712 310/551-5900 800/962-5549 www.scpie.com

SCPIE HOLDINGS ANNOUNCES

CALIFORNIA DEPARTMENT OF INSURANCE

HAS AUTHORIZED ACQUISITION OF SCPIE HOLDINGS INC.

BY THE DOCTORS COMPANY

Los Angeles, California — June 26, 2008 — SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today announced that, with regard to the merger of SCPIE Holdings, Inc. into a wholly owned subsidiary of The Doctors Company, the California Department of Insurance has concluded its review and closed its file without disapproval thereby authorizing the acquisition. Closing is expected to take place on Monday, June 30, at which time SCPIE Holdings will be delisted from the New York Stock Exchange.

Effective as of the closing of the merger, each outstanding share of SCPIE common stock will represent the right to receive $28.00 per share in cash, without interest.

Additional information on SCPIE Holdings and the merger can be found on the Company’s website: www.scpie.com.

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Forward-Looking Statements

This news release contains forward-looking statements that involve material risks and uncertainties. Such forward-looking statements, including, but not limited to, statements relating to the consummation of the proposed transaction and the terms and timing thereof, are subject to change based on factors beyond the control of SCPIE. Risks and uncertainties regarding the transaction include the possibility that the closing does not occur, or is delayed, either due to the failure of closing conditions, including the failure to obtain required regulatory approvals, or other reasons. Other factors that may cause actual results to differ from the forward-looking statements contained herein and that may affect the Company’s prospects are included in the Company’s other filings with the SEC. SCPIE expressly disclaims any obligation to publicly release any updates or revisions to any such forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.